                                                                   EXHIBIT 10(a)















                             MYERS INDUSTRIES, INC.



                              Amended and Restated
                          EMPLOYEE STOCK PURCHASE PLAN

                             MYERS INDUSTRIES, INC.
                              Amended and Restated
                          EMPLOYEE STOCK PURCHASE PLAN


                                TABLE OF CONTENTS



1.       Purpose .............................................................1
2.       Term of Plan.........................................................1
3.       Definitions .........................................................1
4.       Administration ......................................................3
5.       Maximum Limitations .................................................3
6.       Basis of Participation and Granting of Rights to Purchase ...........3
7.       Terms of Rights to Purchase .........................................4
8.       Manner of Exercise of Rights to Purchase, Return of Funds
         and Payment for Common Stock ........................................5
9.       Transferability .....................................................5
10.      Adjustment Provisions ...............................................6
11.      Dissolution, Merger and Consolidation ...............................6
12.      Plan Approval .......................................................6
13.      Limitation on Rights to Purchase ....................................6
14.      Miscellaneous .......................................................7

                             MYERS INDUSTRIES, INC.
                              Amended and Restated
                          EMPLOYEE STOCK PURCHASE PLAN


         WHEREAS, Myers Industries, Inc. (the "Company") and its Subsidiaries (as defined herein) established an Employee Stock Purchase Plan on March 28, 1986, which plan was approved by the shareholders at their annual meeting in April, 1986 (the "Plan"). The Plan provides the opportunity for employees to purchase common stock of the Company on a favorable, payroll deduction basis; and

         WHEREAS, the Company has determined to make certain changes to the Plan, which changes were approved by the shareholders on April 30, 1998.

         NOW, THEREFORE, the Company hereby amends and restates the Plan as of April 30, 1998, the terms of which shall be as follows:

1.       PURPOSE

         The purpose of this Amended and Restated Employee Stock Purchase Plan is to encourage stock ownership in the Company by all employees of the Company and its Subsidiaries so that the employees may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of the Company.

2.       TERM OF PLAN

         The Plan will continue from year to year, but it may be modified or discontinued by the Company at any time.

3.       DEFINITIONS

         Whenever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

               (a) "Board" means the Board of Directors of the Company.

               (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (c) "Committee" shall mean the committee appointed by the Board to administer the Plan, as further provided in Section 4.

               (d) "Common Stock" means shares of the common stock of the Company, no par value.

               (e) "Company" means Myers Industries, Inc., and any successor in a reorganization or similar transaction.

               (f) "Eligible Employee" means each person who, at the commencement of the Grant Period immediately preceding a Grant Date, has been continuously employed by the Company or a Subsidiary for at least one (1) year.

               (g) "Exercise Period" means the one (1) business day following the Grant Date.

               (h) "Fair Market Value" shall mean with respect to a given Grant Date, the closing sales price of a share of Common Stock, as reported by the American Stock Exchange at the close of business on the Grant Date. The foregoing notwithstanding, the Board may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes, as is required by applicable laws or regulations, or as deemed administratively expedient. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to a Right to Purchase shall be inconsistent with Section 423 of the Code or regulations thereunder.

               (i) "Grant Date" means the last day of each calendar quarter commencing after April 30, 1998.

               (j) "Grant Period" means the calendar quarter, commencing on the day immediately following a Grant Date and ending on the subsequent Grant Date, during which a Participant can make payroll deduction contributions towards purchasing shares of Common Stock.

               (k) "Participant" shall mean an Eligible Employee who has filed with the Plan Administrator an affirmative election to participate in the Plan.

               (l) "Plan" means the Amended and Restated Myers Industries, Inc. Employee Stock Purchase Plan as set forth herein.

               (m) "Plan Administrator" means the Board, unless the Board has appointed or contracted with a party or parties to provide assistance with regard to the administration of the Plan, then the party designated by the Board.

               (n) "Purchase Price" means ninety percent (90%) of the Fair Market Value per share of Common Stock as of the applicable Grant Date.

               (o) "Right to Purchase" means a right granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

               (p) "Subsidiary" or "Subsidiaries" means a corporation or corporations of which stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote is owned by the Company or by any other Subsidiary or Subsidiaries.

4.       ADMINISTRATION

         The Plan will be administered by a committee appointed by the Board (hereinafter referred to as the "Committee"). The Committee shall consist of not less than three (3) members of the Board. The Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Acts of a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

         The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

5.       MAXIMUM LIMITATIONS

         The aggregate number of shares of Common Stock available for grant as Rights to Purchase pursuant to Section 6 shall not exceed 75,000, subject to adjustment pursuant to Section 10 hereof. Shares of Common Stock granted pursuant to the Plan may be authorized but unissued shares, shares now or hereafter held in the treasury of the Company or shares purchased on the open market. In the event that any Rights to Purchase granted under Section 6 expire unexercised, or are terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Right to Purchase shall again be available for grant as a Right to Purchase and shall not reduce the aggregate number of shares of Common Stock available for grant as such Rights to Purchase as set forth in the first sentence of this Section.

6.       BASIS OF PARTICIPATION AND GRANTING OF RIGHTS TO PURCHASE

               (a) Eligible Employees who wish to participate in the Plan shall execute a form to be furnished by the Company indicating that they authorize and instruct the Company to deduct from their weekly or semi-monthly pay a specified amount, to be applied to the purchase of the Company's Common Stock for each individual's account. Payroll deductions may not be less than Five and no/l00ths Dollars ($5.00) per week and not more than ten percent (10%) of the Eligible Employee's salary and wages. Payroll deductions may be made in whole dollar amounts only, and the amount of payroll deductions may be changed or terminated by the Participant at any time subject to the limitations set forth above. Payroll deductions, or revisions thereto, will be effective and will commence with pay checks issued not later than the second pay period following receipt of the Participant's signed payroll deduction authorization or notice.

               (b) Each Participant who is an employee on a Grant Date, commencing with the Grant Date which occurs on June 30, 1998, and, subject to earlier termination of the Plan pursuant to Section 14(c) hereof, ending with the last Grant Date on which shares of Common Stock are available for grant within the limitation set forth in
          Section 5, is granted a Right to Purchase hereunder which will entitle him or her to purchase from such funds contributed on a payroll deduction basis, at the Purchase Price per share applicable to such Grant Date, the number of whole shares of Common Stock equal to the Participant's payroll deductions made during the Grant Period immediately prior to the Grant Date divided by such applicable Purchase Price per share of Common Stock. If the funds allocated to a Participant are not sufficient to purchase a whole share of Common Stock or are not evenly divisible into the Purchase Price of whole shares of Common Stock, the Participant's funds, or the balance thereof remaining after purchase of the greatest number of whole shares of Common Stock, as the case may be, will be retained by the Company in a non-interest bearing suspense account until the next Grant Date, when such funds, along with any other funds received from the Participant during Grant Period ending on such Grant Date, shall be applied towards the purchase of Common Stock in accordance with this subparagraph (b). Each Participant on a Grant Date shall receive a Right to Purchase pursuant to the terms of this subparagraph. The Grant Date applicable to a Right to Purchase granted pursuant to this subparagraph (b) shall be the date of grant of such Right to Purchase Shares.

               (c) If the number of shares of Common Stock for which Rights to Purchase are granted pursuant to this Section 6 exceeds the applicable number set forth in Section 5, then the Rights to Purchase granted under Section 6(b) to all Participants shall, in a nondiscriminatory manner which shall be consistent with Section 13(d) of the Plan, be reduced in the same proportion as the funds held by the Company on behalf of each Participant bears to the total amount of funds held by the Company on behalf of all Participants in the Plan, and the balance of the funds credited to each Participant shall be refunded to the Participant.

7.       TERMS OF RIGHTS TO PURCHASE

               (a) Each Right to Purchase shall, unless sooner expired pursuant to Section 7(b), become exercisable on its Grant Date and shall be exercisable during the Exercise Period with respect to the said Grant Date. Each Right to Purchase not exercised during such Exercise Period shall expire at the termination of the Exercise Period.

               (b) A Right to Purchase shall expire on the first to occur of the end of the applicable Exercise Period, or the date that the employment of the Participant with the Company and its Subsidiaries terminates for any reason, other than disability or leave of absence.

8. MANNER OF EXERCISE OF RIGHTS TO PURCHASE, RETURN OF FUNDS AND PAYMENT FOR COMMON STOCK

               (a) A Right to Purchase which has not otherwise expired shall be deemed exercised by a Participant during the applicable Exercise Period, unless the Participant delivers written notice to the Plan Administrator within the period required stating that (i) the Participant chooses not to exercise the Right to Purchase, or (ii) the Participant withdraws and terminates his or her withholding authorization in writing during the Grant Period immediately preceding the Grant Date. Written notice of a choice not to exercise the Right to Purchase will be effective if it is delivered pursuant to the requirements set forth by the Company on or before the last day of the Exercise Period. A written notice delivered prior to the commencement of the Exercise Period will not become effective until the first day of the Exercise Period, and until effective may be revoked by a Participant by delivery of a written revocation to the Company.

               In the event of withdrawal and termination, or in the event a Right to Purchase expires due to termination of employment under
          Section 7(b), all funds withheld will be returned to Participant.

               (b) Payment for the exercise of a Right to Purchase shall be made from a Participant's payroll deduction account funded during the Grant Period immediately preceding the Grant Date. It is the intention of the Company that Rights to Purchase shall be exercisable through funds accumulated through payroll deduction only, and any variation from this policy requires the express approval of the Board.

               (c) Stock certificates for Common Stock purchased by Participants pursuant to this Plan shall be issued in the name of the Participant on or before the Grant Date for the Grant Period following the Grant Period in which a purchase of Common Stock is made in the name of the Participant.

               (d) Interest shall not be paid on any funds withheld or credited to the account of any Participant.

9.       TRANSFERABILITY

         No Right to Purchase may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Right to Purchase shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Right to Purchase, or levy of attachment or similar process upon the Right to Purchase not specifically permitted herein, shall be null and void and without effect.

10.      ADJUSTMENT PROVISIONS

         The aggregate number of shares of Common Stock with respect to which Rights to Purchase may be granted, the aggregate number of shares of Common Stock subject to each outstanding Right to Purchase, and the Purchase Price per share of each Right to Purchase may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitulation, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 10 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

11.      DISSOLUTION, MERGER AND CONSOLIDATION

         Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Right to Purchase granted hereunder shall expire as of the effective date of such transaction.

12.      PLAN APPROVAL

         The Plan was approved by the Company's shareholders on April 30, 1998.

13.      LIMITATION ON RIGHTS TO PURCHASE

         Notwithstanding any other provisions of the Plan:

                  (a) The Company intends that Rights to Purchase granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under said Section and regulations issued thereunder are hereby included as fully as though set forth in the Plan at length.

                  (b) No Participant shall be granted a Right to Purchase under the Plan if, immediately after the Right to Purchase was granted, the Participant would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company. For purposes of this Section 13(b), stock ownership of an individual shall be determined under the rules of Section 424(d) of the Code, and stock which the Participant may purchase under outstanding Rights to Purchase shall be treated as stock owned by the Participant.

                  (c) No Participant shall be granted a Right to Purchase under the Plan which permits his or her Rights to Purchase under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any parent or Subsidiary of the Company to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of Fair Market Value of such stock (determined at the time of the grant of such Right to Purchase) for each calendar year in which such Right to Purchase is outstanding at any time. Any Right to

         Purchase granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this subparagraph (c).

               (d) All Participants shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Rights to Purchase granted pursuant to Section 6(a) shall bear a uniform relationship to the salary and wages of Participants. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

14.      MISCELLANEOUS

               (a) LEGAL AND OTHER REQUIREMENTS. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company.

               (b) NO OBLIGATION TO EXERCISE RIGHTS TO PURCHASE. The granting of a Right to Purchase shall impose no obligation upon a Participant to exercise such Right to Purchase.

               (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Right to Purchase granted hereunder or may at any time terminate the Plan, except that it may not (except to the extent provided in Section 10 hereof): (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Rights to Purchase; (iv) change the Purchase Price; (v) change the class of Eligible Employees; or (vi) effect a change inconsistent with Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this Section may materially and adversely affect any outstanding Right to Purchase without the consent of the holder thereof.

               (d) WITHHOLDING TAXES. Upon the exercise of any Right to Purchase under the Plan, or at any time required by law, the Company or the Plan Administrator shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding and other tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

               (e) RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or other Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Eligible Employee or other Participant.

               (f) RIGHTS AS A SHAREHOLDER. No Participant shall have any right as a shareholder unless and until certificates for shares of Common Stock are issued to him or her or credited to his or her account.

               (g) NOTICES. Unless otherwise stated herein or in documents used to administer participation in the Plan, a notice authorized or required by the Plan shall be deemed delivered to the Company (i) on the date it is received by the Plan Administrator, if the Plan Administrator is expressly authorized to receive such notice on behalf of the Plan, (ii) on the date it is personally delivered to the Secretary of the Company at the Company's principal executive offices, or (iii) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to a Participant (i) on the date it is personally delivered to him or her, or (ii) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Subsidiary.

               (h) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Rights to Purchase granted hereunder shall be determined in conformity with the laws of Ohio, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.